                                                                                                                                                                         Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-190366, 333-83731, 333-131496, 333-157132, 33-57793, 33-57795, and 33-57797) of Matthews International Corporation of our report dated November 27, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
November 27, 2012